 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-289729
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 20, 2025)
5,500,000 Ordinary Shares
SharkNinja, Inc.

The selling shareholders named in this prospectus supplement (together, the “Selling Shareholders”) are offering for sale 5,500,000 of our ordinary shares. We are not selling any ordinary shares under this prospectus supplement and we will not receive any of the proceeds from the sale of ordinary shares by the Selling Shareholders.
Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “SN.” The last reported closing sale price of our ordinary shares on the NYSE was $119.34 per ordinary share on August 19, 2025.
The Selling Shareholders named in this prospectus supplement have granted the underwriters a 30-day option to purchase up to an additional 825,000 ordinary shares from the Selling Shareholders on the same terms and conditions set forth herein. We will not receive any proceeds from the sale of ordinary shares by such Selling Shareholders pursuant to any exercise of the underwriters’ option to purchase additional shares.
Upon the closing of this offering, CJ Xuning Wang, the Chairperson of our board of directors (the “Board”), will hold or have the ability to control approximately 39.2% of the voting power of our outstanding share capital (or approximately 38.7% if the underwriters’ option to purchase additional ordinary shares is exercised in full).

Investing in our ordinary shares involves a number of risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, for a discussion of the factors you should carefully consider before deciding to purchase our ordinary shares.
Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Public offering price	$116.00	$638,000,000.00
Underwriting discounts and commissions(1)	$0.50	$2,750,000.00
Proceeds to the Selling Shareholders, before expenses	$115.50	$635,250,000.00

(1)
We have agreed to reimburse the underwriters for certain FINRA-related expenses. See “Underwriting” for a description of compensation payable to the underwriter.

The underwriters expect to deliver the shares on or about August 22, 2025 through the book-entry facilities of The Depository Trust Company.

J.P. Morgan BofA Securities
The date of this prospectus supplement is August 20, 2025

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 that we initially filed with the SEC on August 20, 2025, and that automatically became effective upon filing. This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not be applicable to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before investing in our ordinary shares, you should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information about us, our ordinary shares and other information you should consider when making your investment decision. This prospectus supplement and/or any free writing prospectus may add, update or change the information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and/or any free writing prospectus and the accompanying prospectus, or any documents incorporated by reference therein filed before the date of this prospectus supplement, you should rely on the information in this prospectus supplement and/or any such free writing prospectus, and the statements made in this prospectus supplement and/or any such free writing prospectus will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
When acquiring any of our ordinary shares described in this prospectus supplement, you should rely only on the information provided in this prospectus supplement and/or any free writing prospectus and the accompanying prospectus, including the information incorporated by reference. Neither we, the Selling Shareholders nor any underwriter has authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, in any free writing prospectus prepared by or on behalf of us or in the accompanying prospectus made available by us. If anyone provides you with different or inconsistent information, you should not rely on it. We, the Selling Shareholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus supplement is an offer to sell only the ordinary shares offered hereby and only under the circumstances and in the jurisdictions where offers and sales are permitted. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any ordinary shares offered by this prospectus supplement by any person in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus supplement, any free writing prospectus, the accompanying prospectus or the documents incorporated herein or therein by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document or any earlier date as of which such information is given, as applicable. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “we,” “our,” “us,” the “Company” and “SharkNinja” refer to SharkNinja, Inc., individually or together with its subsidiaries, as the context may require.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus supplement and the accompanying prospectus, including the more detailed information set forth under “Risk Factors” in this prospectus supplement, the financial statements and related notes and other information that we incorporate by reference herein, including in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 31, 2025 (the “2024 Form 20-F”) and our report of foreign private issuer on Form 6-K filed with the SEC on August 7, 2025. Some of the statements in this prospectus supplement and the accompanying prospectus are forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”
Overview
SharkNinja is a global product design and technology company that creates 5-star rated lifestyle solutions through innovative products for consumers around the world. We seek to leverage our global, agile and cross-functional engineering know-how, product development and manufacturing expertise along with our solutions-driven marketing to increase the efficiency, convenience and enjoyment of consumers’ daily tasks and improve everyday lives. We have built two billion-dollar brands, Shark and Ninja, and have a proven track record of establishing leadership positions by disrupting numerous household product categories, including Cleaning Appliances, Cooking and Beverage Appliances, Food Preparation Appliances and Other, which includes Home Environment and Beauty. We have successfully gained market share across geographies, taking share from competitors priced both above and below our offerings. We believe our success is centered around our advanced engineering and innovation capabilities coupled with our deep understanding of consumer needs, enabling us to solve consumer problems that others either do not see or are unable to solve.
We are driven by our relentless pursuit of perfection to deliver innovative products at compelling value to delight consumers. We constantly analyze consumers’ interactions with small home appliances and leverage consumer reviews across multiple platforms, which we refer to as our “always-on” approach. Our global product design and engineering team applies these always-on consumer insights to create new technologies and intellectual property that differentiates our products. Further, we continuously enhance our products through rapid iteration and constant refinement with the goal of increasing the value of our legacy products while decreasing costs. We believe this constant pursuit of perfection through continuous innovation extends our product life cycles and differentiates us from competitors with longer innovation cycles. Our approach enables us to rapidly bring new products to market, grow share of shelf and market share and thus quickly establish leadership positions in both existing and new categories.
Corporate Information
Our principal executive office is located at 89 A Street, Needham, MA 02494 and our telephone number is (617) 243-0235. We maintain a website at www.sharkninja.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus supplement or any accompanying prospectus.
Upon the closing of this offering, Mr. Wang, the Chairperson of our Board, will hold or have the ability to control approximately 39.2% of the voting power of our outstanding share capital (or approximately 38.7% if the underwriters’ option to purchase additional ordinary shares is exercised in full). See “Risk Factors — Risks Related to This Offering and Ownership of Our Ordinary Shares — Upon the closing of this offering, Mr. Wang will continue to be a substantial shareholder and will have influence over matters outside the ordinary course of our business requiring a shareholder vote, which may limit your ability to influence our actions.”

THE OFFERING
Ordinary shares offered by the Selling Shareholders
5,500,000 ordinary shares (or 6,325,000 ordinary shares, if the underwriters exercise their option to purchase additional ordinary shares in full).
Ordinary shares to be outstanding immediately upon the closing of this offering
141,137,833 ordinary shares (as of August 15, 2025).
Concentration of ownership immediately upon the closing of this offering
Upon the closing of this offering, Mr. Wang, the Chairperson of our Board, will hold or have the ability to control approximately 39.2% of the voting power of our outstanding share capital (or approximately 38.7% if the underwriters’ option to purchase additional ordinary shares is exercised in full). See “Prospectus Summary — Corporate Information.”
Use of Proceeds
The Selling Shareholders will receive all of the net proceeds from the sale of ordinary shares offered pursuant to this prospectus supplement. We will not receive any proceeds from the sale of ordinary shares being sold in this offering, including from any exercise by the underwriters of their option to purchase additional shares. See “Use of Proceeds.”
Risk Factors
See “Risk Factors” beginning on page S-4 of this prospectus supplement and other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those in our 2024 Form 20-F, for a discussion of factors that you should read and consider before investing in our ordinary shares.
Listing
Our ordinary shares are listed on NYSE under the symbol “SN.”

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties in the 2024 Form 20-F, and in our updates, if any, to those risks and uncertainties in our reports of foreign private issuer on Form 6-K, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and/or any free writing prospectus. The risks so described and the risks described in our filings with the SEC incorporated by reference herein are not the only ones facing us. Our business, financial condition, results of operations, cash flows or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. We cannot assure you that any of the events discussed in the risks described in our filings with the SEC will not occur. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment.
Risks Related to this Offering and Ownership of Our Ordinary Shares
Our share price may be volatile such that you may not be able to resell your shares at or above the public offering price.
The market price of our ordinary shares could vary significantly as a result of a number of factors, some of which are beyond our control. If the market price of our ordinary shares declines significantly, you may be unable to resell your ordinary shares at or above your purchase price, if at all, and you could lose a substantial part or all of your investment in our ordinary shares.
The following factors could affect our share price:
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our financial performance;

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quarterly variations in the rate of growth of our financial indicators, such as net sales and profitability;

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the public reaction to our press releases, our other public announcements and our filings with the SEC;

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strategic actions by our competitors;

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changes in net sales or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

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speculation in the press or investment community;

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publication of research reports about us or the investment management industry, or the failure of securities analysts to cover our ordinary shares;

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sales of our ordinary shares by us or other shareholders, or the perception that such sales may occur;

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changes in accounting principles, policies, guidance, interpretations or standards;

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additions or departures of key management personnel;

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actions by our shareholders;

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general market and economic conditions;

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adverse publicity about the investment management industry generally, or particular scandals, specifically;

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domestic and international economic, legal and regulatory factors unrelated to our performance; and

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the realization of any risks described under this “Risk Factors” section and the section entitled “Risk Factors” in our 2024 Form 20-F, which is incorporated by reference in this prospectus supplement.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may negatively impact the market price of our ordinary shares. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
Substantial sales of our ordinary shares could cause the market price of our ordinary shares to decline.
Sales of a substantial number of our ordinary shares into the public market (including in this offering), or the perception that these sales might occur, could cause the market price of our ordinary shares to decline. We are unable to predict the timing or effect of such sales on the market price of our ordinary shares.
Upon the closing of this offering, we will have a total of 141,137,833 ordinary shares issued and outstanding. All of the ordinary shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to the restrictions under Rule 144 of the Securities Act and applicable lock-up agreements.
In connection with this offering, we, the Selling Shareholders and all of our directors and executive officers have agreed or will agree with the underwriters to be subject to lock-up restrictions for a period of 60 days, except for the Selling Shareholders and Mr. Wang, the Chairperson of our Board, who are subject to a 120 day restricted period, following the date of this prospectus supplement. The representatives may, in their sole discretion and without notice, release all or any portion of the ordinary shares subject to such lock-up restrictions. As restrictions on resale end, the market price of our ordinary shares could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.
Furthermore, we may also issue additional ordinary shares or convertible securities in future public offerings or as consideration for future acquisitions. We also expect to continue to grant equity awards under our equity incentive plans. We cannot predict the size of future issuances of our ordinary shares or securities convertible into ordinary shares or the effect, if any, that future issuances and sales of our ordinary shares will have on the market price of our ordinary shares. The issuance by us of additional ordinary shares or securities convertible into our ordinary shares would dilute your ownership of us and sales of substantial amounts of our ordinary shares (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our ordinary shares.
Upon the closing of this offering, Mr. Wang will continue to be a substantial shareholder and will have influence over matters outside the ordinary course of our business requiring a shareholder vote, which may limit your ability to influence our actions.
Upon the closing of this offering, Mr. Wang, the Chairperson of our Board, will hold or have the ability to control approximately 39.2% of the voting power of our issued and outstanding share capital (or approximately 38.7% if the underwriters’ option to purchase additional ordinary shares is exercised in full). As long as Mr. Wang continues to hold or have the ability to control a significant portion of the voting power of our issued and outstanding shares, he will generally be able to exert significant influence on corporate activities, subject to applicable laws, including, among other things:
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the composition of our Board and through our Board, decision-making with respect to our policies and the appointment and removal of corporate officers;

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determinations with respect to mergers, business combinations or dispositions of assets; and

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the adoption of amendments to our Memorandum and Articles of Association.

In addition, the concentration of Mr. Wang’s ownership could discourage others from making tender offers, which could prevent holders from receiving a premium for their ordinary shares.
Furthermore, our Memorandum and Articles of Association provide that Mr. Wang, so long as he and/or his affiliates (as defined in our Memorandum and Articles of Association) continue to remain beneficial owners (as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of at least 30.0% of our share capital, shall have the right to appoint a director and that director will serve as the Chairperson of our Board. Should no such director be appointed, the Chairperson of our Board shall be decided by a majority of the directors then in office.

Because Mr. Wang’s interests may differ from, or conflict with, ours or from those of our other shareholders, actions that Mr. Wang takes with respect to us, as our controlling shareholder, may not be favorable to us or our other shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and documents we have incorporated by reference herein contain forward-looking statements that reflect our current views with respect to, among other things, future events and our future business, financial condition, results of operations and prospects. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates and projections about our industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, which you should consider and read carefully, including but not limited to:
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our ability to maintain and strengthen our brands to generate and maintain ongoing demand for our products;

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our ability to commercialize a continuing stream of new products and line extensions that create demand;

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our ability to effectively manage our future growth;

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general economic conditions, including the impacts of tariff programs, and the level of discretionary consumer spending;

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our ability to expand into additional consumer markets;

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our ability to maintain product quality and product performance at an acceptable cost;

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our ability to compete with existing and new competitors in our markets;

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problems with, or loss of, our supply chain or suppliers, or an inability to obtain raw materials;

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the risks associated with doing business globally;

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inflation, changes in the cost or availability of raw materials, energy, transportation and other necessary supplies and services;

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our ability to hire, integrate and retain highly skilled personnel;

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our ability to maintain, protect and enhance our intellectual property;

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our ability to securely maintain consumer and other third-party data;

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our ability to comply with regulatory requirements;

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the increased expenses associated with being a public company;

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our ability to achieve some or all of the anticipated benefits of the separation from JS Global;

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the payment of any declared dividends; and

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the other risks and uncertainties described under “Risk Factors” and in our 2024 Form 20-F incorporated by reference in this prospectus supplement.

This list of factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and incorporated by reference herein. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement and in our 2024 Form 20-F, and our future levels of activity and performance, may not occur and actual results could differ materially and adversely from those described or implied in the forward-looking statements. As a result, you should not regard any of these forward-looking statements as a representation or warranty by us or any other person or place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement. While we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus forms a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by the cautionary statements contained in this section and elsewhere in this prospectus supplement and the documents incorporated by reference herein.

USE OF PROCEEDS
The Selling Shareholders will receive all of the net proceeds from the sale of ordinary shares offered pursuant to this prospectus supplement. We will not receive any proceeds from the sale of ordinary shares being sold in this offering, including from any exercise by the underwriters of their option to purchase additional shares. We will, however, bear the costs associated with the registration of the shares to be sold by the Selling Shareholders. The Selling Shareholders will bear the underwriting commissions and discounts attributable to their sale of our ordinary shares. See “Selling Shareholders.”

SELLING SHAREHOLDERS
The following table sets forth information with respect to the expected beneficial ownership of our ordinary shares as of August 15, 2025 by the Selling Shareholders.
Applicable percentage ownership before and after this offering is based on 141,137,833 ordinary shares outstanding as of August 15, 2025.
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities and such information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power over such security, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise indicated, the business address of each such beneficial owner is c/o SharkNinja, Inc., 89 A Street, Needham, MA 02494.
	Securities beneficially owned prior to this offering		Assuming no exercise of the underwriters’ option			Assuming full exercise of the underwriters’ option
				Shares beneficially owned after this offering			Shares beneficially owned after this offering
Name of Selling Shareholder	Number	Percentage of total ordinary shares	Shares offered hereby	Number	Percentage of total ordinary shares	Shares offered hereby	Number	Percentage of total ordinary shares
CJ Xuning Wang(1)	60,881,759	43.1%	5,500,000	55,381,759	39.2%	6,325,000	54,556,759	38.7%

(1)
Consists of (i) 50,156,923 ordinary shares held of record by JS&W Global Holding Limited Partnership (“JS&W Global Holding”), (ii) 9,802,170 ordinary shares held of record by JS&W Capital Holding Limited Partnership (“JS&W Capital”), and (iii) 922,666 ordinary shares held by Mr. Wang. The general partner of JS&W Global Holding is ultimately controlled by Mr. Wang. Mr. Wang also ultimately controls the general partner of JS&W Capital.

The entities affiliated with CJ Xuning Wang that are selling shareholders in this offering are JS&W Global Holding and JS&W Capital. They are offering 3,350,000 and 2,150,000 ordinary shares, respectively (or 3,852,500 and 2,472,500 ordinary shares, respectively, if the underwriters’ option to purchase additional ordinary shares is exercised in full).

CERTAIN INCOME TAX CONSIDERATIONS
The following summary contains a description of Cayman Islands and U.S. federal income tax consequences of the ownership and disposition of our ordinary shares. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to ownership of our ordinary shares, it is not applicable to all categories of investors, some of which may be subject to special rules, and does not address all of the Cayman Islands and U.S. federal income tax considerations applicable to any particular holder. The summary is based upon the tax laws of the Cayman Islands and the United States and regulations thereunder as of the date hereof, which are subject to change.
Holders of our ordinary shares should consult their tax advisors about the particular Cayman Islands and U.S. federal, state, local and other tax consequences to them of the ownership and disposition of our ordinary shares, including any other tax consequences under the laws of their country of citizenship, residence or domicile.
Cayman Islands Tax Considerations
The following is a discussion of certain Cayman Islands income tax consequences of an investment in our ordinary shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the ordinary shares, as the case may be, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of the ordinary shares or on an instrument of transfer in respect of an ordinary share.
We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:
The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions
In accordance with the Tax Concessions Act the following undertaking is hereby given to the Company:
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That no Act which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

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In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable on or in respect of the shares, debentures or other obligations of the Company; or

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by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Law.

These concessions shall be for a period of twenty years from the 22nd day of May 2023.
U.S. Federal Income Tax Considerations to U.S. Holders
The following discussion summarizes the anticipated U.S. federal income tax considerations of the ownership and disposition of SharkNinja ordinary shares generally applicable to a U.S. Holder (as defined below) that holds such shares as “capital assets” (generally, property held for investment purposes).

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, U.S. Treasury regulations promulgated thereunder, published positions of the IRS, court decisions and other applicable authorities, all as in effect on the date hereof, and all of which may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances, such as alternative minimum taxes or the 3.8% Medicare contribution tax imposed on certain net investment income. Further, it does not address any aspect of foreign, state or local taxation or federal estate or gift taxation. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. U.S. Holders should consult their tax advisors regarding such matters.
No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax considerations described herein. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.
This summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules, including, but not limited to: tax exempt organizations, partnerships and other pass-through entities and their owners, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, persons that hold the ordinary shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other similar arrangements, persons that acquired ordinary shares in connection with the exercise of employee share options or otherwise as compensation for or in connection with services, dealers in securities or foreign currencies, traders in securities electing to mark to market, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, or persons that own, directly, indirectly or constructively by application of the constructive ownership rules of the Code, 10% or more of the equity of SharkNinja (including SharkNinja’s ordinary shares).
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of SharkNinja ordinary shares who, for U.S. federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust (a) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) that has elected to be treated as a U.S. person for U.S. federal income tax purposes.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds SharkNinja ordinary shares, the tax treatment of a partner in the partnership (or other entity or arrangement) will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) that are beneficial owners of SharkNinja ordinary shares are urged to consult their tax advisors regarding the U.S. federal income tax treatment of the ownership and disposition of SharkNinja shares.
U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state and local and other tax considerations of the ownership and disposition of SharkNinja ordinary shares in light of their particular circumstances.
Distributions on the Ordinary Shares
In general, subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to its SharkNinja ordinary shares will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. There can be no assurance that SharkNinja will maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles. Accordingly, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes. Any dividend from SharkNinja will not be eligible for the dividends-received deduction generally allowed to corporations in respect of dividends received from U.S. corporations. For U.S. foreign tax credit purposes, dividends received on SharkNinja ordinary shares by a U.S. Holder will generally be treated as income from sources outside the United States and will generally constitute “passive category income.” A portion of such dividends, however, will be treated as U.S. source income, subject to certain exceptions, in proportion to SharkNinja’s U.S. source earnings and profits if U.S. persons collectively own, directly or indirectly, 50% or more of the voting power or value of SharkNinja’s shares.
U.S. Holders that are individuals and certain other non-corporate U.S. Holders will be subject to tax on dividend income from a “qualified foreign corporation” at preferential rates of taxation provided that certain holding period and other requirements are met. For this purpose, a foreign corporation (other than a corporation that is classified as a PFIC (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. SharkNinja ordinary shares are currently listed on the NYSE, which is an established securities market in the United States, and are expected to be readily tradable. Thus, SharkNinja expects that dividends paid on its ordinary shares will meet the conditions above required for the preferential tax rates, provided we are not a PFIC in the year such dividend is paid or the preceding taxable year.
Sale, Exchange or Other Taxable Disposition of the Ordinary Shares
Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of SharkNinja ordinary shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such ordinary shares. A U.S. Holder’s initial tax basis in SharkNinja ordinary shares will generally equal the purchase price of such SharkNinja ordinary shares. Such gain or loss will be a long-term capital gain or loss if the SharkNinja ordinary shares have been held for more than one year and will be a short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss will generally be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.
Passive Foreign Investment Company Considerations
A foreign corporation will be considered a PFIC for any taxable year in which (i) 75 percent or more of its gross income is “passive income” or (ii) 50 percent or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” For this purpose, “passive income” generally includes interest, dividends, rents, royalties and certain gains. Based on the composition of SharkNinja’s income, assets and operations, SharkNinja believes it was not a PFIC in the preceding taxable year and currently does not anticipate that it will be a PFIC in the current taxable year or in the foreseeable future. The determination of PFIC status for any taxable year, however, is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and is not determinable until after the end of such taxable year. Further, the determination is based in part on the mix, use and value of our assets, which values may be treated as changing for U.S. federal income tax purposes as SharkNinja’s market capitalization changes. Because of the above described uncertainties, there can be no assurance that the IRS will not challenge SharkNinja’s PFIC status or that SharkNinja will not be a PFIC for any taxable year. If SharkNinja is classified as a PFIC in any year a U.S. Holder owns ordinary shares, certain materially adverse tax consequences could apply to such U.S. Holder. Certain elections may be available (including a mark-to-market election) to U.S. Holders that may mitigate some of the adverse consequences resulting from our treatment as a PFIC. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to their investments in ordinary shares and the availability of, and advisability of making, any election or protective election under the Code with respect to their investment in SharkNinja ordinary shares.
Required Disclosure with Respect to Foreign Financial Assets
Certain U.S. Holders are required to report information relating to their holding an interest in SharkNinja ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), if the aggregate value of all of a U.S. Holder’s specified foreign financial assets exceeds a certain threshold amount, by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in SharkNinja ordinary shares. U.S. Holders are urged to consult their tax advisors regarding information reporting requirements relating to their ownership of SharkNinja ordinary shares.

UNDERWRITING
We, the Selling Shareholders and the underwriters named below will enter into an underwriting agreement with respect to the ordinary shares being offered. Subject to certain conditions, each underwriter will severally agree to purchase from the Selling Shareholders the number of ordinary shares indicated in the following table. J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as joint book-running managers of this offering and as representatives of the underwriters.
Underwriter	Number of Shares
J.P. Morgan Securities LLC	3,300,000
BofA Securities, Inc.	2,200,000
Total	5,500,000
The underwriters will be committed to take and pay for all of the ordinary shares being offered by the Selling Shareholders, if any are taken, other than the ordinary shares covered by the option described below unless and until this option is exercised.
The Selling Shareholders have granted to the underwriters an option to purchase up to an additional 825,000 ordinary shares from such Selling Shareholders to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. The underwriters may exercise that option within 30 days from the date of this prospectus supplement. If any ordinary shares are purchased pursuant to this option, the underwriters will severally purchase ordinary shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Selling Shareholders in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 825,000 additional ordinary shares.
	No Exercise	Full Exercise
Per Ordinary Share	$0.50	$0.50
Total	$2,750,000	$3,162,500
Ordinary shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.50 per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
In connection with this offering, we have agreed with the underwriters, subject to certain exceptions, that for a period of 60 days following the date of this prospectus supplement, we will not, without the prior written consent of the representatives (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any securities are substantially similar to the ordinary shares, including but not limited to any options or warrants to purchase ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by transfer and delivery of ordinary shares or such other securities, in cash or otherwise (other than (A) the ordinary shares to be sold in this offering), (B) securities to be issued pursuant to employee incentive plans or similar plans existing as of the date of this prospectus supplement, (C) securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement, (D) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such employee incentive plans or similar plans existing on the date of this prospectus supplement, and (E) the issuance by us of ordinary shares or securities convertible into ordinary shares in connection with an acquisition or business combination, provided that the aggregate number of ordinary shares issued pursuant to this clause (E) during the lock-up period shall not exceed 10% of the total number of ordinary shares issued and outstanding as of the date of such acquisition or business combination, as the case may be, and provided further that holders of any ordinary shares issued pursuant to clause (E) shall agree in writing to be bound by the lock-up restrictions discussed in the next paragraph. The representatives may, in their sole discretion and without notice, release all or any portion of the ordinary shares subject to such lock-up restrictions.
In connection with this offering, the Selling Shareholders and all of our directors and executive officers have agreed with the underwriters, subject to certain exceptions, that for a period of 60 days, or 120 days for the Selling Shareholders and Mr. Wang, the Chairperson of our Board, following the date of this prospectus supplement, they will not (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any ordinary shares, or any options or warrants to purchase any ordinary shares, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares (such ordinary shares, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), whether now owned or hereinafter acquired, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Selling Shareholders, all of our directors and executive officers or someone else), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement described in clause (i) or (ii) above (or instrument provided for thereunder) would be settled by delivery of ordinary shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above.
Subject to certain additional limitations, including those relating to public filings required to be or voluntarily made in connection with a transfer, the above restrictions on the Selling Shareholders and all of our directors and executive officers do not apply to:
i.
transfers as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes;

ii.
transfers upon death by will, testamentary document or intestate succession;

iii.
transfers if the holder is a natural person, to any member of the holder’s immediate family or to any trust for the direct or indirect benefit of the holder or the immediate family of the holder or, if the holder is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust;

iv.
transfers to a partnership, limited liability company or other entity of which the holder and the immediate family of the holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

v.
transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;

vi.
transfers by a corporation, partnership, limited liability company or other business entity, to (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of the party, or to any investment fund or other entity which fund or entity is controlled or managed by the holder or its affiliates, or (B) as part of a distribution by the holder or a corporation, partnership, limited liability company or other business entity affiliated with the holder to its direct or indirect stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders;
vii.
transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or otherwise pursuant to an order of a court or regulatory agency;

viii.
transfers to us from a current or former director, officer, employee, contractor, consultant or other service provider of ours;

ix.
if the holder is not an officer or director of ours, transfers of shares acquired (A) from the underwriters in this offering or (B) in open market transactions after the closing of this offering;

x.
transfers to us in connection with the vesting, settlement or exercise of restricted share units, options, warrants or other rights to purchase ordinary shares (including, in each case, by way of “net” or “cashless” exercise) that are already vested, scheduled to expire or vest during such lock-up period, including any transfers to us for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted share units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a share incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in this prospectus supplement, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the restrictions hereof;

xi.
the entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of ordinary shares, provided that ordinary shares subject to such plan may not be sold during such lock-up period;

xii.
transfers pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer or disposition of ordinary shares that is existing as of the date of the Underwriting Agreement;

xiii.
transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our Board and made to all holders of our capital, and which involves a change in control; or

xiv.
transfers made with the prior written consent of the representatives on behalf of the underwriters.

The representatives may, in their sole discretion and without notice, release all or any portion of the ordinary shares subject to such lock-up restrictions.
In connection with this offering, the underwriters may purchase and sell ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the number of additional ordinary shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our ordinary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $672,884. The Selling Shareholders will bear the underwriting discounts and commissions attributable to their sale of ordinary shares and any legal fees and expenses of the Selling Shareholders’ counsel.
We will also agree to reimburse the underwriters for expenses in an amount not to exceed $25,000 relating to clearance of this offering with the Financial Industry Regulatory Authority. We and the Selling Shareholders will also agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In particular, the underwriters or their affiliates are agents and/or lenders under our existing credit agreement, for which they each received customary compensation.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities and/or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant Member State”) an offer to the public of any ordinary shares may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any ordinary shares may be made, pursuant to the following exemptions under the EU Prospectus Regulation, at any time:
a)
to any legal entity which is a “qualified investor” as defined under Article 2 of the EU Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the EU Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of ordinary shares shall result in a requirement for us or the representatives to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the EU Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of us and the representatives that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.
In the case of any ordinary shares being offered to a “financial intermediary” as that term is used in Article 5(1) of the EU Prospectus Regulation, each “financial intermediary” will also be deemed to have represented, warranted and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire ordinary shares in this offering. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire ordinary shares in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.
This European Economic Area selling restriction is in addition to any other selling restrictions set out in this offering.
United Kingdom
An offer to the public of any ordinary shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any ordinary shares may be made at any time under the following exemptions under the UK Prospectus Regulation:
a)
to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of ordinary shares shall result in a requirement for the Company, the Selling Shareholders or the representatives to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the representatives and the Company that it is a “qualified investor” within the meaning of Article 2 of the UK Prospectus Regulation.
In the case of any ordinary shares being offered to a “financial intermediary” as that term is used in Article 5(1) of the UK Prospectus Regulation, each “financial intermediary” will also be deemed to have represented, warranted and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire ordinary shares in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “UK Prospectus Regulation” means the EU Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.
This prospectus supplement is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The ordinary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ordinary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.
Canada
The ordinary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions)

Ordinance, and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the ordinary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the ordinary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The ordinary shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of our ordinary shares being offered by this prospectus supplement and certain matters of Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP. Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and for the underwriters by Willkie Farr & Gallagher LLP.

EXPERTS
The consolidated financial statements of SharkNinja, Inc. appearing in SharkNinja, Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2024, and the effectiveness of SharkNinja, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3, of which this prospectus supplement is part, with respect to the ordinary shares offered by the Selling Shareholders. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the ordinary shares offered by the Selling Shareholders. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at www.sharkninja.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, these websites is not a part of this prospectus supplement. We have included these website addresses in this prospectus supplement solely as an inactive textual references.
As a foreign private issuer, we are exempt under the Exchange Act from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus supplement by reference. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information included or incorporated by reference in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in the applicable prospectus supplement.
•
Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on March 31, 2025;

•
our reports of foreign private issuer on Form 6-K, filed with the SEC on May 8, 2025 and August 7, 2025 (in each case, solely with respect to the portions specified therein); and

•
with respect to each offering of ordinary shares under this prospectus supplement, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this prospectus supplement is first filed with the SEC and until the termination or completion of that offering under this prospectus supplement.

Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to: SharkNinja Investor Relations; IR@sharkninja.com; telephone: (617) 243-0235.
We, the Selling Shareholders and the underwriters have not authorized any other person to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us. We, the Selling Shareholders and the underwriter take no responsibility for and can provide no assurance as to the reliability of any information that others may give you. We are not offering to sell or soliciting any offer to buy any ordinary shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Prospectus
SharkNinja, Inc.
Ordinary Shares
Ordinary Shares Offered by the Selling Shareholders

We may offer, issue and sell from time to time in one or more offerings our ordinary shares. Certain selling shareholders to be identified in supplements to this prospectus may offer and sell ordinary shares from time to time. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.
We will provide the specific prices and terms of the ordinary shares in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 5, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement before you make your investment decision.
We or a selling shareholder may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “SN.” On August 19, 2025, the last reported sale price of our ordinary shares as reported on the NYSE was $119.34 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we or a selling shareholder may offer and sell from time to time ordinary shares. This prospectus only provides you with a general description of the ordinary shares that we or a selling shareholder may offer. Each time we or a selling shareholder sells ordinary shares, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the ordinary shares offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we nor any selling shareholder has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or any selling shareholder. Neither we nor any selling shareholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling shareholder is making any offer to sell the ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
When used in this prospectus, the terms “SharkNinja,” the “Company,” “we,” “our” and “us” refer to SharkNinja, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.
Statements made in this prospectus concerning the contents of any contract, agreement or other document are not necessarily complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part completely.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at www.sharkninja.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, these websites is not a part of this prospectus. We have included these website addresses in this prospectus solely as an inactive textual references.

As a foreign private issuer, we are exempt under the Exchange Act from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information included or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.
•
Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on March 31, 2025;

•
our reports of foreign private issuer on Form 6-K, filed with the SEC on May 8, 2025 and August 7, 2025 (in each case, solely with respect to the portions specified therein); and

•
the description of our share capital in our Registration Statement on Form 8-A (Registration Statement No. 001- 41754) filed on July 24, 2023.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to: SharkNinja Investor Relations; IR@sharkninja.com; telephone: (617) 243-0235.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and any documents incorporated by reference may contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements can often be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY
SharkNinja is a global product design and technology company that creates 5-star rated lifestyle solutions through innovative products for consumers around the world. We seek to leverage our global, agile and cross-functional engineering know-how, product development and manufacturing expertise along with our solutions-driven marketing to increase the efficiency, convenience and enjoyment of consumers’ daily tasks and improve everyday lives. We have built two billion-dollar brands, Shark and Ninja, and have a proven track record of establishing leadership positions by disrupting numerous household product categories, including Cleaning Appliances, Cooking and Beverage Appliances, Food Preparation Appliances and Other, which includes Home Environment and Beauty. We have successfully gained market share across geographies, taking share from competitors priced both above and below our offerings. We believe our success is centered around our advanced engineering and innovation capabilities coupled with our deep understanding of consumer needs, enabling us to solve consumer problems that others either do not see or are unable to solve.
We are driven by our relentless pursuit of perfection to deliver innovative products at compelling value to delight consumers. We constantly analyze consumers’ interactions with small home appliances and leverage consumer reviews across multiple platforms, which we refer to as our “always-on” approach. Our global product design and engineering team applies these always-on consumer insights to create new technologies and intellectual property that differentiates our products. Further, we continuously enhance our products through rapid iteration and constant refinement with the goal of increasing the value of our legacy products while decreasing costs. We believe this constant pursuit of perfection through continuous innovation extends our product life cycles and differentiates us from competitors with longer innovation cycles. Our approach enables us to rapidly bring new products to market, grow share of shelf and market share and thus quickly establish leadership positions in both existing and new categories.
Our principal executive office is located at 89 A Street, Needham, MA 02494 and our telephone number is (617) 243-0235. We maintain a website at www.sharkninja.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our ordinary shares involves risk. See the risk factors described in our most recent Annual Report on Form 20-F (together with any material changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the ordinary shares as set forth in the applicable prospectus supplement(s). We will not receive any of the proceeds from the sale of ordinary shares being offered by any of the selling shareholders.

DESCRIPTION OF SHARE CAPITAL
General
Our affairs are governed principally by: (i) our Memorandum and Articles of Association, (ii) the Companies Act and (iii) the common law of the Cayman Islands. As provided in our Memorandum and Articles of Association, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges.
The following description summarizes certain important terms of our share capital and our Memorandum and Articles of Association and highlights certain differences in corporate law in the Cayman Islands and Delaware. Because this is only a summary, it does not contain all the information that may be important to you and is qualified in its entirety by reference to our organizational documents, which are filed as exhibits to our Annual Report, and by applicable law.
Our authorized share capital consists of 1,000,000,000 ordinary shares, par value $0.0001 per share and 100,000,000 preferred shares, par value $0.0001 per share. As of August 15, 2025, we had 141,137,833 ordinary shares issued and outstanding and no preferred shares.
Ordinary Shares
Voting Rights
Holders of our ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Generally, all matters to be voted on by shareholders must be approved by either (i) an ordinary resolution, which requires the affirmative vote of at least a majority of the votes entitled to be cast by all holders of ordinary shares present at a general meeting in person or represented by proxy, or (ii) a special resolution, which requires the affirmative vote of at least two thirds of the votes entitled to be cast by all holders of ordinary shares present at a general meeting in person or represented by proxy.
Cumulative Voting
Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands Law, our Memorandum and Articles of Association do not provide for cumulative voting.
Dividends
Subject to preferences that may apply to any ordinary shares issued and outstanding at the time, the holders of our ordinary shares are entitled to receive dividends as may be declared from time to time at the discretion of our Board out of lawfully available funds. See “Dividend Policy” for additional information.
No Preemptive or Similar Rights
Holders of our ordinary shares do not have preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to our ordinary shares.
Fully Paid and Non-Assessable
All of the issued and outstanding ordinary shares are fully paid and non-assessable.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, MA 02021.
Listing
Our ordinary shares are listed on NYSE under the symbol “SN.”

SELLING SHAREHOLDERS
Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our ordinary shares in various private transactions. Such selling shareholders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register their ordinary shares for resale. The initial purchasers of our ordinary shares, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell the ordinary shares pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling shareholder and the number of ordinary shares beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholders may sell the ordinary shares being offered hereby in one or more of the following ways from time to time:
•
to underwriters for resale to purchasers;

•
directly to purchasers;

•
through agents or dealers to purchasers; or

•
through a combination of any of these methods.

In addition, we or the selling shareholders may enter into derivative or hedging transactions with third parties, or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell ordinary shares covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use ordinary shares borrowed from us or the selling shareholders or others to settle such sales and may use ordinary shares received from us to close out any related short positions. We or the selling shareholders may also loan or pledge ordinary shares covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned ordinary shares or, in an event of default in the case of a pledge, sell the pledged ordinary shares pursuant to this prospectus and any accompanying prospectus supplement.
We or the selling shareholders will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement. The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Maples and Calder (Cayman) LLP will provide opinions regarding the authorization and validity of the ordinary shares. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of SharkNinja, Inc. appearing in SharkNinja, Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2024, and the effectiveness of SharkNinja, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, the rights of holders of our ordinary shares are governed by Cayman Islands Law and our Memorandum and Articles of Association. The rights of shareholders under Cayman Islands Law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Certain of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws.
We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the ordinary shares registered under the registration statement of which this prospectus forms a part.
Securities and Exchange Commission Registration Fee	$	*
FINRA Filing Fee	$	**
Legal and Accounting Fees and Expenses	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Miscellaneous	$	**
Total		$—

*
Unknown because the filing fee is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

**
Fees and expenses will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of ordinary shares being offered will be included in any applicable prospectus supplement.

5,500,000 Ordinary Shares
SharkNinja, Inc.
Ordinary Shares

PROSPECTUS SUPPLEMENT

J.P. Morgan
BofA Securities

August 20, 2025